Exhibit 10.1C
                              DISTRIBUTOR AGREEMENT

THIS AGREEMENT is made this 29th day of May, 1998, by and between GINSITE MATERIALS, INC, with its principal place of business located at 6781 WEST SUNRISE BOULEVARD, PLANTATION, FLORIDA 33313 (the "Company")and Fred Roneker [Name of Distributor], (the "Distributor"),[Address] 1305 So. Atlantic Ave. #510, Cocoa Beach STATE FL ZIP 32931 COUNTRY USA

NOW, THEREFORE, for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I
                         APPOINTMENT OF DISTRIBUTORSHIP

     1. Distribution Right. The Company hereby appoints and grants Distributor the non-exclusive and assignable right to sell that certain product of the Company known as GINSITE (hereinafter referred to as "GINSITE" or the "Product") listed in the then current "Price List" (Exhibit "A" attached hereto). The distribution right shall be limited to customers who have places of business in, and will initially use the Company's products in the geographic area set forth in Exhibit "B" attached hereto.

     2. Prices. All prices stated are FOB the Company's offices in Plantation, Florida. Prices do not include transportation costs which shall be borne by Distributor. Prices do not include federal, state or local taxes applicable to the products sold under this Agreement.

     3. Terms. Unless otherwise specified in writing, terms are NET cash upon delivery, except where satisfactory credit is established in which case terms are:

          a.   Fifty percent (50%) of total invoice with Order.
          b. Twenty-five percent (25%) of total invoice upon delivery by the Company.
          c. The balance of any invoice shall be due within thirty (30)days from delivery by the Company.

The Company reserves the right to revoke any credit extended at the Company's sole discretion. Invoices not paid within thirty (30) days of the invoice date will have one and one-half percent (1- 1/2%) per month finance charge assessed against the unpaid balance from the date of invoice until the date of payment.

     4. Title to GINSITE. The Company hereby reserves a purchase money security interest in each unit of GINSITE sold or to be sold under this Agreement and in the proceeds thereof, if Distributor shall have sold a unit(s) to another party prior to Distributor paying Company the purchase price for such Unit as set forth herein, in the amount of such unit's purchase price. These interests will be satisfied by payment in full. A copy of this Agreement may be filed with the appropriate authorities at any time after the signature by the Company as a financing statement in order to perfect the Company's security interest. On the request of the Company, Distributor shall execute financing statement(s) and other instruments the Company shall desire to perfect a security interest1 in the GINSITE for its purchase price. Title to the GINSITE shall pass to Distributor upon receipt by the Company of payment in full for all amounts due for such units of GINSITE

     5. Competitive Products. Distributor agrees not to represent or sell other products which are deemed to be competitive with GINSITE unless agreed to by the Company by written notice. Said competitive products include, but are not limited to; stucco products, waterproofing products, cement, concrete blocks, sealers or similar products.

                                   ARTICLE II
                              MARKETING AND SUPPORT

     1. Sales. Distributor shall use its best efforts to promote the sale and distribution of GINSITE.

     2. Advertising. Company shall assist the Distributor on all advertising, sales promotions, and public relations.

     3. Training. Company shall furnish training of Distributor's sales and technical representatives at various times and locations as shall be designated for this purpose by Company.

                                   ARTICLE III
                                    DELIVERY

     1. Purchase Orders. Distributor shall order GINSITE by written notice to Company. Each order shall specify the number of units (as identified by Company model number or other designations indicated in the Price List) to be shipped, the intended use of the Product including any optional requirements, the desired method of shipment and the installation site.

     2. Product Acceptance. The sole criterion for acceptance of GINSITE by Distributor shall be the successful receipt of the GINSITE by Distributor or its purchaser. The Company acknowledges that said GINSITE will conform to all specifications for GINSITE using Company's standard test procedures and diagnostic test programs applicable to the product and application involved. The Company shall not be responsible for improper preparation, application, mixing, misuse or abuse or other defects caused as a direct/indirect result of improper use.

     3. Shipment. All shipments of GINSITE shall be made FOB Company's plant and liability for loss or damage in transit, or thereafter, shall pass to Distributor upon Company's delivery of GINSITE to a common carrier for shipment. Distributor shall bear all costs of transportation and insurance and will promptly reimburse Company if Company prepays or otherwise pays for such expenses. Company shall not be in default by reason of any failure in its performance under this Agreement.

     4. Delay. Distributor may delay for a period of thirty (30) days upon giving the Company written notice at least fifteen (15) days prior to the scheduled delivery date. In the event distributor delays delivery for more than thirty (30) days with notification as set forth above, or for a period of more than five (5) days written notice, Distributor shall pay to Company, as a service charge, an amount equal to 1/360th of twenty-five percent (25%) of the Purchase Price for each day of such delay to be computed from the first day of such delay through the termination of such delay.

     5. Cancellation. Distributor may, within five (5) days from making an order cancel any or all GINSITE on order upon giving timely written notice.

                                   ARTICLE IV
                               PROPRIETARY RIGHTS

     1. Use of Company Name. Company expressly prohibits any direct or indirect use, or reference to GINSITE, or other employment of its name, trademarks, or trade name exclusively licensed to Company, except as specified in this Agreement or as expressly authorized by Company in writing. All advertising and other promotional material will be submitted to Company at least two weeks in advance and will only be used if Company consents thereto, which consent shall not be unreasonably withheld.

     Authorized legend shall be the following:

                       AUTHORIZED DISTRIBUTOR OF: GINSITE

     2. If the authorized legend is used on any stationery, invoices, promotion material or otherwise by Distributor, Distributor will, on termination of this Agreement, or upon request of Company, discontinue the use of such legend on any stationery, invoices, promotion material or otherwise and thereafter will not use, either directly or indirectly in connection with its business, such legend or any other names, titles of expressions so nearly resembling the same as would likely lead to confusion or uncertainty, or to deceive the public.

     3. Drawings and Data. The Company supplies all necessary data for the proper application, and maintenance of GINSITE. Portions of this data are proprietary in nature and will be so marked. The Distributor agrees to abide by the terms of such markings and to be liable for all loss or damage incurred by the Company as a result of the improper or unauthorized use of such data.

     4. Title to Products and Documentation Package. Distributor acknowledges that the GINSITE and any documentation are and shall remain the property of Company, and that the products are being made available to Distributor in confidence and solely on the basis of its confidential relationship to Company, Distributor agrees not to print, copy, provide or otherwise make available, in whole or in part, any portion of an original or modified GINSITE and/or Documentation Package or related materials.

                                    ARTICLE V
                                    WARRANTY

     1. GINSITE Warranty. Company warrants that Distributor shall acquire GINSITE purchased hereunder free and clear of all liens and encumbrances except for Company's purchase money security interest defined in Article I, 4. above. Company further warrants all GINSITE to be free from defects in material or workmanship under normal and intended use and service for a period of One (1) year from the date of delivery as outlined in Exhibit C.

                                   ARTICLE VI
                              DURATION OF AGREEMENT

     1. Term. The term of this Agreement shall be for 3 Months from the date hereof, unless sooner terminated. The Company, at its sole option, shall have a right to renew this agreement, under the same terms and conditions, for consecutive additional ---- YEAR terms, upon thirty (30) days written notice to Distributor, prior to the expiration each of the then current term. Termination shall not relieve either party of obligations incurred prior thereto.

     2. Termination. This Agreement may be terminated only:

     (a) By either party for substantial breach of any material provision of this Agreement by the other, provided due notice has been given to the other of the alleged breach and such other party has not cured the breach within thirty
(30) days thereof; or

     (b) By the Company if: there is an unacceptable change in the control or management of the Distributor; if the Distributor ceases to function as a going concern or makes an assignment for the benefit of creditors; if a petition in bankruptcy is filed by or against the Distributor, resulting in an adjudication of bankruptcy; or, if the Distributor fails to pay its debts as they become due and provided due notice has been given by the Company to the Distributor and the Distributor has not cured such breach within thirty (30) days thereof; or

     (c) Upon termination of this Agreement all further rights and obligations of the parties shall cease, except that Distributor shall not be relieved of

          (I) its obligation to pay any monies due, or to become due, as of or after the date of termination, and

          (II) any other obligation set forth in this Agreement which is to take effect after the date of termination. The Distributor may only sell unsold inventory of GINSITE to either the Company or another authorized Distributor.

     (d) Failure of the Distributor to meet or exceed the Minimum Requirements set forth in Exhibit A.

                                  ARTICLE VII
                                     NOTICES

     1. Notice or Communication. Any notice or communication required or permitted hereunder (other than Administrative Notice) shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid and addressed to the addresses set forth below or to such changed address as any party entitled to notice shall have communicated in writing to the other party. Notices and communications to Company shall be sent to:

                             GINSITE MATERIALS, INC.
                             6781 WEST SUNRISE BLVD.
                             PLANTATION, FL 33313

Notices or communications to Distributor shall be sent to address shown on first page of this Agreement. Any notices or communications to either party hereunder shall be deemed to have been given when deposited in the mail, addressed to the then current address of such party.

Date of Effectiveness. Any such notice or communication so mailed shall be deemed delivered and effective seventy-two (72) hours after mailing thereof in the United States.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     1. Relationship of Parties. The relationship between the parties established by this Agreement shall be solely that of vendor and vendee and all rights and powers not expressly granted to the Distributor are expressly reserved to the Company.

     2. Independence of Parties. Nothing contained in this Agreement shall be construed to make the Distributor the agent for the Company for any purpose, and neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf or binding upon the other party. The Distributor specifically agrees that it shall have no power or authority to represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent the Company in any manner; that it will solicit orders for products as an independent contractor in accordance with the terms of this Agreement; and that it will not at any time represent orally or in writing to any person or corporation or other business entity that it has any right, power or authority not expressly granted by this Agreement.

     3. Indemnity. The Distributor agrees to hold the Company free and harmless from any and all claims, damages, and expenses of every kind or nature whatsoever (a) arising from acts of the Distributor; (b) as a direct or indirect consequence of termination of this Agreement in accordance with its terms; or
(c) arising from acts of third parties in relation to products sold to the Distributor under this Agreement, including, but not limited to execution of liens and security interests by third parties with respect to any such products.

     4.  Assignment.   This  Agreement   constitutes  a  personal  contract  and
Distributor shall not transfer or assign same or any part thereof without the advance written consent of Company.

     5. Entire Agreement. The entire Agreement between the Company and the Distributor covering the GINSITE is set forth herein and any amendment or modification shall be in writing and shall be executed by duly authorized representatives in the same manner as this Agreement. The provisions of this Agreement are severable, and if any one or more such provisions are determined to be illegal or otherwise unenforceable, in whole or in part, under the laws of any jurisdiction, the remaining provisions or portions hereof shall, nevertheless, be binding on and enforceable by and between the parties hereto.

     6. Applicable Law. This Agreement shall be governed by the laws of the State of FLORIDA and is accepted by Company at its Corporate Office in Plantation, Florida.

     7. Separate Provisions. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year indicated above.

GINSITE MATERIALS, INC. (COMPANY)

By:/s/ Henry A.  Max
---------------------
 (Authorized Officer)

(DISTRIBUTOR)

By:/s/ Fred Roneker
-------------------
(Authorized Officer)

                                    EXHIBIT A



PRICE LIST AS:


1. DISTRIBUTOR SHALL NOT TENDER TO THE COMPANY, AN INITIAL DEPOSIT FOR A NON-EXCLUSIVE GEOGRAPHIC TERRITORY.

               A. DISTRIBUTOR SHALL PLACE AN INITIAL ORDER OF ________ GALLONS OF GINSITE UPON EXECUTION OF THIS AGREEMENT.

               B. DISTRIBUTOR SHALL ORDER A MINIMUM OF _________ GALLONS OF GINSITE PER MONTH FOLLOWING THE INITIAL ORDER.

               C. FAILURE TO MEET OR EXCEED THE MINIMUM REQUIREMENTS SET FORTH ABOVE SHALL RESULT IN THE CANCELLATION OF THIS AGREEMENT AT COMPANY'S SOLE DISCRETION (SEE ADDENDUM ATTACHED).


2.  ORDER NO. 1____________________________$                          Enclosed


-------------------------------------------
Distributor


                                                                 See Addendum

                                    EXHIBIT A
                             ADDENDUM: MAY 29, 1998

Mr. Fred Roneker has placed and paid for an initial order this date for 60 gallons of Ginsite and delivered a check in the amount of $42000.00. Therefore, Ginsite materials, Inc. will postpone the Distributorship Agreement Fee of $50,000.00 for a period of three (3) months from the date of this signed Addendum.

During this three (3) month period, Mr. Roneker will put forth every effort to market and sell Ginsite. Should Mr. Roneker be fortunate to obtain a large order during this three (3) month period, a portion of the profit would be sent to Ginsite Materials, Inc. to be credited to the Distributorships Agreement Fee.

Ginsite Materials, Inc. agrees that during this three (3) month period, no other distributor will be assigned the designated geographic area assigned to Mr. Roneker. Ginsite Materials, inc., will forward all sales leads from the assigned geographic area to Mr. Roneker directly.

Should Mr. Roneker introduce a large company (customer) to Ginsite Materials, inc. from another area in the United States where Ginsite Materials, Inc. does not have a Distributor Agreement, Ginsite Materials, Inc. would be willing to approve Mr. Roneker as the exclusive Distributor for that company in that area.

Approved:

/s/ Henry A.  Max
-----------------
Ginsite Materials, Inc.


/s/ Fred Roneker
----------------
Mr.  Fred Roneker

                                    EXHIBIT B
                          DESCRIPTION OF THE TERRITORY


The  following  state,  country,  territory  or counties  shall  constitute  the
Territory:




Brevard County, Florida
[Describe Geographic Areas]

                           DISTRIBUTORSHIP APPLICATION

FIRM NAME:   FRED RONEKER - GINSITE DISTR.

ADDRESS: 1305 S.  Atlantica Ave #510

CITY: Cocoa Beach                    STATE: FL          ZIP: 32931

YEARS in BUSINESS:                      FEDERAL ID #:

                                            DUNS #:

PHONE: (      ) 407-799-2720                        FAX: (     ) 407-784-4028
------------------------------            --------------------------------------

PRINCIPALS: (NAMES of OFFICERS or OWNERS)

FRED RONEKER                            Position OWNER

S.S.#: ###-##-####

COMPANY CONTACT:___________________________________

BANK NAME:______________________PHONE: (    )_____________________________

        ACCOUNT NUMBER: _______________________________

BUSINESS:
        Include: Current Financial Statement - Past Five (5) Year History

GEOGRAPHIC AREA REQUESTED:

BREVARD COUNTY
ANY ACCOUNT ANYWHERE THAT THERE IS NO EXISTING DISTRIBUTOR.

MARKETING APPROACH: State specific plans for distributing GINSITE in an assigned geographic area.________________________________________________________________
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CREDIT REFERENCES:

PLEASE LIST NAME, ADDRESS, TELEPHONE & ACCOUNT NUMBER (IF APPLICABLE) OF TWO (2) TRADE REFERENCES WHICH WILL BE CONTACTED FOR CREDIT
INFORMATION:

1._____________________________________________________________________________

2.____________________________________________________________________________


The above information is submitted in connection with our request to establish an open credit account with GINSITE MATERIALS, INC. (GMI). It is our understanding that the below signature represents our authorization to (GMI) to request any credit information that may be needed/required in connection with our application. We also understand that, upon approval, all charges must be paid within specified credit terms of Net 15 days. All information obtained for this application will be held in strict confidence.


PRINT NAME: FRED RONEKER
SIGNATURE: /s/ Frederick Roneker, Jr.
           ---------------------------